                                TSENG LABS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 3, 1998

   The undersigned shareholder of Tseng Labs, Inc., a Utah corporation ("Tseng"), hereby acknowledges receipt of the Notice of Special Meeting of the Shareholders of Tseng and Joint Proxy Statement/Prospectus of Tseng, Cell Pathways, Inc. and Cell Pathways Holdings, Inc., a Delaware corporation ("CPHI"), and hereby appoints John J. Gibbons and Mark Karsch, and each of them, proxies and attorneys-in-fact with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of the Shareholders of Tseng, to be held at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801, on November 3, 1998 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "Tseng Special Meeting"), and to vote all shares of common stock which the undersigned may be entitled to vote if then and there personally present, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

   UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES OF TSENG COMMON STOCK OF THE UNDERSIGNED WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IF ANY OTHER MATTERS SHOULD PROPERLY COME BEFORE THE TSENG SPECIAL MEETING, SUCH SHARES WILL BE VOTED WITH RESPECT TO SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING SUCH PROXIES.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS DESCRIBED
                                     BELOW.

PROPOSAL 1: TO: (i) approve and adopt the Agreement and Plan of Reorganization, dated as of June 23, 1998, between Tseng and Cell Pathways, Inc. a Delaware corporation (the "Reorganization Agreement"), (ii) approve the merger of Tseng Sub, Inc., a Utah corporation and wholly-owned subsidiary of CPHI, with and into Tseng (the "Tseng Merger") and the filing of Articles of Merger with the Secretary of State of Utah pursuant to which Tseng will become a wholly-owned subsidiary of CPHI and the stockholders of Tseng will receive shares of CPHI Common Stock in exchange for their Tseng Common Stock and (iii) approve the other transactions contemplated by the Reorganization Agreement.
                        [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN
                                         (Continued and to be signed other side)

                                                     (Continued from other side)
PROPOSAL 2: TO: vote upon and authorize the adjournment of the Tseng Special
            Meeting, if necessary, to allow for the collection of additional stockholder votes to obtain a quorum or in order to obtain more votes in favor of the approval and adoption of the Reorganization Agreement and the approval of the Tseng Merger.
                          [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

PROPOSAL 3: TO: transact such other business as may properly come before the
            Tseng Special Meeting.

                                             Dated:

                                        -----------------------------------, 19

                                      ------------------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Signature(s)

                                             Please sign exactly as your name
                                             appears hereon. If the stock is
                                             registered in the names of two or
                                             more persons, each should sign.
                                             Executors, administrators,
                                             trustees, guardians and
                                             attorneys-in-fact should add their
                                             titles. If signer is a corporation,
                                             please give full corporate name and
                                             have a duly authorized officer
                                             sign, stating title. If signer is a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.
    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN
       ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.